NYSE Euronext

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NYSE Euronext Announces First Quarter 2007 Pro Forma Combined Financial Results

May 23, 2007 – For the convenience of investors, NYSE Euronext (NYSE Euronext: NYX) today reported that for the three months ended March 31, 2007, on a pro forma combined basis as if the merger between NYSE Group and Euronext had been consummated on January 1, 2007, revenues would have been $1.12 billion (including $186 million of activity assessment fees), operating income would have been $264 million, and net income would have been $161 million, or $0.60 per diluted share.

The combination between NYSE Group and Euronext was consummated on April 4, 2007. Under the purchase method of accounting, NYSE Group was treated as the accounting acquirer of Euronext. Allocations of the purchase price to Euronext’s assets and liabilities used in the pro forma combined financial information are only preliminary allocations based on current estimates of fair values and may change when such estimates are finalized.

The pro forma combined results of operations for the three months ended March 31, 2007 present the consolidated results of operations of NYSE Euronext as they may have appeared had NYSE Group and Euronext actually been combined on January 1, 2007. The results of operations may have been different had the companies actually been combined as of that date. This information should not be relied upon as an indication of the historical results that would have been achieved had the companies been actually combined, or as an indication of the future results of NYSE Euronext.

These pro forma combined results of operations for the three months ended March 31, 2007 do not include any revenue or cost saving synergies that may be achievable subsequent to the completion of the April 4, 2007 combination, or the impact of non-recurring items directly attributable to either the merger of the NYSE and Archipelago or the merger of NYSE Group and Euronext.

The pro forma combined results of operations of NYSE Euronext include the historical results of operations of Euronext for the three months ended March 31, 2007, converted from International Financial Reporting Standards (IFRS) into U.S. Generally Accepted Accounting Principles (US GAAP), and have been translated using an average exchange rate of €1.00 = $1.3105. A change of five percent in the average exchange rate for the three months ended March 31, 2007 would have had a $5.0 million impact on the pro forma combined net income, or $0.02 per diluted share.

The pro forma combined statement of income for the three months ended March 31, 2007 should be read together with the first quarter 2007 earnings of NYSE Group and Euronext released on April 26, 2007 and May 22, 2007, respectively, as well as NYSE Euronext’s Form 10-Q filed for the period ended March 31, 2007, and are for illustrative purposes only.

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About NYSE Euronext

NYSE Euronext, a holding company created by the combination of NYSE Group, Inc. and Euronext N.V., commenced trading on April 4, 2007. NYSE Euronext (NYSE Euronext: NYX) operates the world’s largest and most liquid exchange group and offers the most diverse array of financial products and services. NYSE Euronext, which brings together six cash equities exchanges in five countries and six derivatives exchanges in six countries, is a world leader for listings, trading in cash equities, equity and interest rate derivatives, bonds and the distribution of market data. Representing a combined $28.5 trillion/€21.5 trillion total market capitalization of listed companies and average daily trading value of approximately $123.4 billion/€92.4 billion (as of March 31, 2007), NYSE Euronext seeks to provide the highest standards of market quality and integrity, innovative products and services to investors, issuers, and all users of its markets.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning NYSE Euronext’s plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on NYSE Euronext’s current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause NYSE Euronext’s results to differ materially from current expectations include, but are not limited to: NYSE Euronext’s ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Euronext Registration Statement (document de base) filed with the French Autorité des Marchés Financiers (Registered on November 30, 2006 under No. 06-0184), 2006 Annual Report on Form 10-K, as amended, and other periodic reports filed with the U.S. Securities and Exchange Commission or the French Autorité des Marchés Financiers. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Euronext that the projections will prove to be correct. This press release speaks only as of this date. NYSE Euronext disclaims any duty to update the information herein.

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NYSE EURONEXT

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME THREE MONTHS ENDED MARCH 31, 2007 In millions, except per share data

						NYSE
						Euronext Pro
	NYSE Group		Euronext	US GAAP &		Forma
	Historical		Historical	Pro Forma		Combined
	(US GAAP)	Note	(IFRS)*	Adjustments	Note	(US GAAP)

Activity assessment	$ 186		$-	$-		$186
Cash trading	250		118	-		368
Derivatives trading	13		179	-		192
Listing	90		16	(11)	[b]	95
Market data	63		42	-		105
Software and technologies	25		58	-		83
Regulatory	50		-	-		50
Other	26		11	-		37

Total revenues	703		424	(11)		1,116

Section 31 fees	(186)		-	-		(186)
Merger expenses and exit costs	(11)		(9)	20	[c]	-
Compensation	(105)	[a]	(90)	2	[d]	(193)
Liquidity payments, routing
and clearing	(181)	[a]	(28)	-		(209)
Systems and communications	(27)		(52)	-		(79)
Professional services	(21)		(11)	-		(32)
Depreciation and amortization	(35)		(11)	(35)	[e]	(81)
Occupancy	(20)		(15)	-		(35)
Marketing and other	(20)		(22)	-		(42)
Regulatory fine income	5		-	-		5

Operating income	102		186	(24)		264

Interest income (expense), net	9		-	(33)	[f]	(24)
Gain on sale of equity investment	-		1	-		1
Income from associates	-		4	-		4
Other income	4		3	-		7

Income before income tax
provision	115		194	(57)		252
and minority interest
Income tax provision	(47)		(58)	18	[g]	(87)
Minority interest	-		(5)	1	[h]	(4)

Net income	$ 68		$131	$(38)		$161

Basic earnings per share						$0.61
Diluted earnings per share						$0.60

Weighted average shares - basic						264.0
Weighted average shares - diluted						265.5

*	MTS was accounted for using the equity method rather than proportionate method of consolidation. This adjustment has no impact on net income but does reduce IFRS revenues, expenses and operating income by approximately $10 million, $7 million and $3 million, respectively. In addition, certain

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reclassifications have been made to conform Euronext’s historical results to NYSE Euronext’s presentation.

Notes:

[a]	For the three months ended March 31, 2007, NYSE Group’s compensation expense included a $12.8 million non-recurring gain related to the elimination of certain employee post retirement benefits. This non-recurring gain partially offset $15.2 million in charges incurred by NYSE Group for the routing of customer orders from the NYSE to other market centers for the period from January 2 through March 2, 2007. Commencing March 5, 2007, consistent with industry practice, the NYSE implemented new routing fees to mitigate the expenses incurred from other market centers.

[b]	To amortize Euronext original listing fees over 10 years under US GAAP.

[c]	To eliminate merger and exit costs as they represent nonrecurring charges directly attributable to business combinations.

[d]	To account for the difference between the Euronext historical stock-based compensation charges and the remeasured charges resulting from the merger.

[e]	To record the amortization expense primarily related to the fair value of identifiable intangible assets of Euronext.

[f]	To record the interest expense on the NYSE Euronext $3.0 billion debt incurred as part of the merger.

[g]	To adjust the income tax provision for the effect of the US GAAP and pro forma adjustments.

[h]	To recognize the net effect of (i) the minority interest associated with the 2.5 million shares (or 2.27% ownership) of Euronext N.V. which have not been acquired by NYSE Euronext and (ii) the minority interest associated with the effect of the US GAAP and pro forma adjustments.